UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 20, 2004
(Date of Earliest Event Reported)

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO
(State or Other Jurisdiction of Incorporation)

2-17039	84-0467208
(Commission File Number)	(I.R.S. Employer Identification Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Item 4. Changes in Registrant's Certifying Accountant

On April 20, 2004, National Western Life Insurance Company (the "Company") accepted the engagement of KPMG LLP ("KPMG") as its independent accountants for the audit of its consolidated financial statements for the year ending December 31, 2004. The Company's Audit Committee of the Board of Directors approved the engagement of KPMG as the Company's independent accountants based upon the results of a competitive proposal process.

During the Company's two most recent fiscal years ended December 31, 2003 and 2002, and during the interim period through April 20, 2004, the Company did not consult with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's financial statements, nor any matter that was either subject of a disagreement or a reportable event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: April 26, 2004	/S/ Brian M. Pribyl

Name: Brian M. Pribyl
Title: Senior Vice President
Chief Financial & Administrative Officer and Treasurer